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                                                                Exhibit 10.9


                       [DENALI HOLDINGS, INC. LETTERHEAD]

March 31, 1997

PERSONAL AND CONFIDENTIAL

Mr. Lee Orr
10061 Granite Crest Lane
Sandy, UT 84092

Dear Lee:

I am pleased to offer you the position of President of Ershigs, Inc. located in the Bellingham, Washington office. You will report directly to the President of Specialty Solutions, Inc. The elements of your compensation package are as follows:

1. Your base salary shall be $125,000 per year, paid semimonthly as earned, effective May 1, 1997.

2. Your bonus shall be based on achieving the following goals: 40% E.V. and 60% O.A. effective of July 1 fiscal year 1998.

3. You will receive a 5 year stock option of $50,000 for 5% equity in Ershigs, Inc. This option will be fully vested at the completion of one year of employment.

4. The Company shall reimburse you for the relocation of your household goods from Salt Lake City to Bellingham. In addition, the Company will reimburse your realtor fee for the sale of your house in Salt Lake City and will pay you the equivalent of one month's salary for miscellaneous relocation costs.

5. You will be entitled to six months severance upon termination of your employment with Ershigs.

6.       You will be entitled to Ershigs' standard benefits.

7. As partial consideration for your employment, you agree to sign the attached Employee's Agreement Relating to Inventions, Confidential Information and the Like; upon termination of employment, agree that you will abide by same.





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If you have any questions regarding this Offer, please do not hesitate to contact me. Please acknowledge your acceptance of this offer by signing in the space provided below and returning one original copy to me. The additional copy is for your records.

Sincerely,

/s/ STEPHEN T. HARCROW

Stephen T. Harcrow
Chairman
Ershigs, Inc.

         AGREED AND ACCEPTED:

/s/ LEE ORR
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Lee Orr

Date: April 2, 1997
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Enclosures
  Employee's Agreement Relating to Inventions,
    Confidential Information and the Like
  Notice Letter